UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2015

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 20, 2015, MetLife, Inc., a Delaware corporation (the “Company”), and MetLife Funding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (together with the Company, the “Borrowers”), entered into the First Amendment (the “Amendment”) to the $4,000,000,000 Five-Year Credit Agreement dated May 30, 2014 among the Borrowers, Bank of America, N.A., as Administrative Agent, a Fronting L/C Issuer, Several L/C Agent and Limited Fronting Lender, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Fronting L/C Issuers and Limited Fronting Lenders, and the other Lenders party thereto (the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”).

Under the Amended Credit Agreement, the Lenders may, upon a “Change in Control,” terminate commitments, require prepayment of outstanding loans, and/or require the Company to collateralize with cash outstanding letter of credit obligations. The Amendment modifies the definition of Change in Control. It removes the portion of the definition that specifies a Change in Control would occur if a majority of seats, other than vacant seats, on the Board of Directors of the Company are occupied by persons who were neither nominated nor appointed by the Board of Directors. Other portions of the definition of Change in Control are not modified by the Amendment. The Amendment also modifies other, unrelated administrative provisions.

The Lenders and the agents (and their respective subsidiaries or affiliates) under the Amended Credit Agreement have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto. Additional information regarding the Credit Agreement is contained in the Company’s Current Report on Form 8-K filed on June 4, 2014.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	First Amendment dated as of November 20, 2015 to the Five-Year Credit Agreement dated as of May 30, 2014, among MetLife, Inc. and MetLife Funding, Inc., as Borrowers, Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer, Several L/C Agent and a Limited Fronting Lender, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Fronting L/C Issuers and Limited Fronting Lenders, and the other Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: November 24, 2015

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

10.1	First Amendment dated as of November 20, 2015 to the Five-Year Credit Agreement dated as of May 30, 2014, among MetLife, Inc. and MetLife Funding, Inc., as Borrowers, Bank of America, N.A., as Administrative Agent, Fronting L/C Issuer, Several L/C Agent and a Limited Fronting Lender, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Fronting L/C Issuers and Limited Fronting Lenders, and the other Lenders party thereto